Exhibit 10.6
Equity Interest Pledge Agreement
          This Equity Interest Pledge Agreement (hereinafter referred to as the “Agreement”) is executed on August 6th, 2007 in Beijing by the following parties:
Party A: NetQin Mobile (Beijing) Technology Co., Ltd.
Address: Room 1238-1, Unit B, Bldg 1, Dongbeiwang Incubator, Beijing Zhongguanchun Software Park, Haidian District, Beijing
Party B:
Lin Yu, ID number: 352124197612060013
Postgraduate, enrolled in 1998,
Address: No. 10, Xitucheng Rd, Haidian District, Beijing
Zhou Xu, ID number: 110104690310301
Address: Room 1601, Building 1, No.48 , North Huayuan Road, Haidian District, Beijing, China
Shi Wenyong, ID number: 352124197711280513
Address: Teaching Staff Dormitory, No. 5, Yiheyuan Road, Haidian District, Beijing
Wheareas:
1.	Party A is an existing wholly foreign-owned enterprise lawfully registered within the People’s Republic of China;

2.	Beijing NetQin Technology Co., Ltd. (hereinafter referred to as “NetQin Technology”) is a liability limited company registered within China;

3.	Party B are shareholders of NetQin Technology (hereinafter referred to as “pledgers”), in which Lin Yu holds 52% equities, Zhou Xu 33.25%, and Shi Wenyong 14.7%;

4.	Both Party A and Party B have executed an exclusive consulting services agreement, an equity disposition agreement, and a business operation agreement with NetQin Technology on June 5th, 2007;

5.	In order to ensure that Party A can regularly collect service fees under the exclusive consulting services agreement from NetQin Technology owned by Party B, and ensure the performance of the equity disposition agreement and business operation agreement, the pledgers, jointly and severally, pledge all their equity interests in NetQin Technology as the pledge guarantee for aforesaid agreements, with Party A as the pledgee.

Therefore, both parties hereto after friendly negotiation reached the following agreement for mutual observation in line with the principles of equality and reciprocity:
1.	DEFINITION:

Unless otherwise defined herein, the following terms shall have the following meanings:

1.1	Right of pledge shall refer to all contents described in Article 2 hereof.

1.2	Equities shall refer to 100% equities pledgers jointly held in NetQin Technology and all existing and future rights and interests derived from such equities.

1.3	Agreements shall refer to the exclusive consulting and service agreement, equity disposition agreement, and business operation agreement executed by Party A, NetQin Technology, and other parties concerned on June 5th, 2007.

1.4	Default events shall refer to any circumstances prescribed in Article 7 hereof.

1.5	Default notice shall refer to the notice of announcing any default events issued by Party A hereunder.

2.	PLEDGE

2.1	Pledgers pledge all their equities in NetQin Technology to Party A for guaranteeing Party A’s rights and interests under these agreements.

2.2	The guarantee coverage of the equity pledge hereunder are all fees (including legal fees), expenditure, losses to be borne, interests, penalties, damages, cost for realizing creditor’s rights payable by NetQin Technology and/or pledgers to Party A under these agreements, and any liabilities to be born by NetQin Technology and pledgers when part or whole of these agreements become valid due to whatsoever reason.

2.3	The rights of pledge is the Party A’s privilege to get compensation by discounting, auctioning, or selling equities pledged by pledgers to Party A.

2.4	Unless otherwise agreed by Party A in writing after this Agreement comes into force, the pledge hereunder may be released only when NetQin Technology and pledgers have properly performed all obligations and responsibilities under these agreements and have obtained the written acknowledge from Party A. Where NetQin Technology or pledgers fail to complete part or whole of obligations or responsibilities under these agreements upon the expiration thereof, Party A is still entitled to the rights of pledge prescribed herein till said obligations and responsibilities being performed to the satisfaction of Party A.

3.	EFFECTIVENESS

3.1	This Pledge Agreement shall be founded as of the date both parties signed and sealed and come into force from the date such equity pledge registered in the shareholders’ list.

3.2	During the pledge, Party A is entitled to exercise the rights of pledge according to this Agreement after reasonably notification where NetQin Technology fails to pay service fees under the exclusive consulting services agreement or to perform other clauses of such agreement, business operation agreement, or equity disposition agreement.

4.	POSSESSION AND PRESERVATION OF EQUITY CREDENTIALS

4.1	Pledgers shall, within ten working days after the execution of this Agreement or earlier as agreed by all parties, hand over their equity contribution certificate (original) of NetQin to Party A for preservation, and submit the evidentiary certificate proving that this pledge hereof has properly been registered in the shareholders’ list to Party A, go through all approval and registration formalities as required by the laws of the People’s Republic of China, and present the evidentiary certificate proving that equity pledge registration has been made with competent administration for industry and commerce.

4.2	In the case that issues relating to the pledge shall be changed according to laws, both parties shall, within 5 working days, make the corresponding changes and submit relevant change registration documents.

4.3	During equity pledge, pledgers shall instruct NetQin not to distribute any dividends or bonus, or make any profit distribution plans; where pledgers obtain any economic benefits of whatsoever nature other than dividends, bonus, or other profit distribution plans from the pledged equities, pledgers shall, as required by Party A, instruct NetQin to directly remit relevant payment (realized payment) to the bank account specified by Party A and may not utilize such payment without Party A’s prior written consent.

4.4	During equity pledge, where pledgers subscribe any new registered capital of NetQin Technology or accept the equity of NetQin Technology held by other pledgers (newly added equities), such newly added equities will automatically become the part of pledged equity hereunder and pledgers shall, within 10 working days after the acquisition of such equities, complete all formalities necessary for the pledge of such added equities. Where pledgers fail to complete relevant formalities according to the preceding paragraph, Party A is entitled to realize the rights of equity according to Article 8 hereof.

5.	STATEMENT AND COMMITMENT OF PLEDGERS

Upon the execution of this Agreement, pledgers make the following presentation and commitment to Party A and confirm that the execution and performance of this Agreement by Party A is on the basis of such presentation and commitment:

5.1	Pledgers lawfully hold equities hereunder and have the right to provide Party A with such equities as pledge guarantee.

5.2	Where Party A exercises its rights or realizes the rights of pledge at any time from the date this Agreement is executed to the date its rights of pledge expires, as set forth in Article 2.4 hereof, no lawful claim or justified intervention from other parties may be made.

5.3	Party A is entitled to exercise its rights of pledge according to laws, regulations and this Agreement.

5.4	The execution hereof and performance of its obligations hereunder has necessarily been authorized by its company and are not against any laws and regulations. The authorized representatives signing this Agreement have been lawfully and validly authorized.

5.5	There is no whatsoever lien or guarantee of any third party on the equities (including but not limited to pledge) they hold.

5.6	The equities are free from any ongoing or future civil, administrative or criminal lawsuits, administrative punishment or arbitration.

5.7	The equities are not involved in any payable yet unpaid taxes or charges, or any uncompleted legal procedures or formalities that are to be completed.

5.8	All clauses herein are the expression of their real intention and have legal force upon them.

6.	COMMITMENTS OF PLEDGERS

6.1	Pledgers commit to Party A that pledgers, during the existence of this Agreement, will:

6.1.1	neither transfer pledged equities nor set up or allow the existence of any other liens such as pledge that might affect Party A’s rights and interests or third party’s guarantee rights and interests in whatsoever form, unless transfer to Party A or the person designated by Party A and under Party A’s request.

6.1.2	abide by and implement all and any provisions of applicable laws and regulations. Pledgers will, within five working days after receiving any notification, instruction or suggestion issued or formulated by competent authorities regarding the rights of pledge, present the same to Party A, and make moves as reasonably instructed by Party A;

6.1.3	inform Party A of any event or received notification that might affect pledgers’ equities or any rights thereof, or change any pledgers’ obligations hereunder, or affect pleaders’ performance of their obligations hereunder in a timely manner and will make moves as reasonably instructed by Party A.

6.2	Pledgers agree that Party A’s exercise of its any rights according to the clauses hereof will not be interrupted or impeded by pledgers or their successors or assignees, or any other persons.

6.3	Pledgers guarantee Party A that in order to protect or perfect the guarantee hereof on pledgers and/or NetQin Technology under these Agreements, pledgers will conduct any necessary amendment (if applicable) to their and NetQin Technology’s articles of association, that pledgers will honestly execute, and cause other parties having interests in the pledge to execute, all right certificates and covenants as required by Party A, and/or perform, and cause other parties having interests in the pledge to perform, any actions required by Party A, and provide any facilities to help Party A exercise its rights of pledge, that pledgers will execute any change documents relating to equity certificates with any third party specified by Party A and provided Party A with any relevant documents relating to the rights of pledge as it deems necessary, within reasonable term.

6.4	Pledgers commit to Party A that pledgers will abide by and perform all guarantees, commitments, agreements and presentations for the interests of Party A. Pledgers will compensate Party A for its any losses arising therefrom where pledgers fail to perform or incompletely perform their guarantees, commitments, agreements and presentations.

7.	DEFAULT EVENTS

7.1	The following events will be deemed as default events:

7.1.1	NetQin Technology or its successors or assignees fail to pay any payable payments under these agreements as scheduled and in full, or pledgers or their successors or assignees fail to perform their obligations under the business operation agreement, equity disposal agreement, and exclusive consultancy and service agreement;

7.1.2	Any statements, guarantees, or commitments made by pledgers in Articles 5 and 6 hereof contain any substantial misleading or mistakes, and/or pledgers violate said statements, guarantees, or commitments;

7.1.3	Pledgers significantly violates any clauses hereof;

7.1.4	Pledgers abandon pledged equities or transfer pledged equities without Party A’s written consent, unless otherwise agreed in Article 6.1.1 hereof;

7.1.5	Pledgers’ external loans, guarantees, compensations, commitment, or other repayment liabilities are to be paid or performed in advanced as are required or cannot be repaid or performed as scheduled and thus causing Party A has a ground to believe that pledgers’ ability to perform obligations hereunder has been affected and that will further affect Party A’s interests;

7.1.6	Pledgers are unable to repay their general liabilities or other debts that will further undermine Party A’s interests;

7.1.7	This Agreement becomes invalid due to the promulgation of relevant laws or pledgers are unable to continue their performance of obligations hereunder;

7.1.8	The consent, permission, approval or authorization of any government authorities necessary for this Agreement coming into force is withdrawn, suspended, invalidated or substantially amended;

7.1.9	Party A believes that pledgers’ ability to perform the obligations hereunder has been affected due to any adverse change of their owned assets; or

7.1.10	Other circumstances under which Party A may not exercise its rights of pledge as stipulated by relevant laws.

7.2	Pledgers shall forthwith notify Party A in writing of any events prescribed in Article 7.1 that they have known or detected or that have happened.

7.3	Unless the default issues prescribed in Article 7.1 has been resolved to Party A’s satisfaction, Party A may, at any time during or after the occurrence of such default events, issue default notification to pledgers in writing, demanding immediate payment of all arrears and other payables under these Agreements or timely performance of the equity disposal agreement and business operation agreement. Where pledgers or NetQin fail to rectify their default events or take any necessary remedies within ten days after the issuance of such written notification, Party A is entitled to exercises its rights of pledge in accordance with Article 8 hereof.

8.	EXERCISE OF RIGHTS OF PLEDGE

8.1	Pledgers may not transfer their equities prior to the full payment and performance of all expenditures and obligations under these Agreements without Party A’s written consent.

8.2	When exercising the rights of pledge, Party A shall serve a default notification to pledgers in accordance with Article 7.3 hereof.

8.3	Subject to provision set forth in Article 7.3, Party A may exercises the rights of pledge at any time after serving default notification in accordance with Article 7.3.

8.4	Party A is entitled to realize its first right of refusal by converting whole or part of equities hereunder into cash in accordance with legal procedures, or auctioning or selling such equities, till the full payment of unpaid service fees under these Agreement, full deduction of other payables, and complete performance of the equity disposal agreement and business operation agreement.

8.5	When Party A exercises its rights of pledge according to this Agreement, pledgers may not set up any hindrance and shall give any necessary assistance so that Party A may realize its rights of pledge.

9.	TRANSFER

9.1	Unless otherwise specifically agreed by Party A in writing in advance, pledgers may not transfer any rights and/or obligation hereunder to any third parties.

9.2	This Agreement has binding force upon the pledgers and their successors, as well as Party A and its successors and assignees.

9.3	Party A may transfer whole or part of any rights and obligations hereunder to its any specified third party at any time; in such circumstances, assignees shall have the same rights and obligations as those of Party A. When transferring rights and obligations hereunder, pledgers shall execute relevant agreements and/or documents regarding such transfer as required by Party A.

9.4	After the change of pledgee due to such transfer, both parties to the new pledge shall re-execute the pledge agreement and pledgers shall be responsible for going through all relevant registration formailities.

10.	PROCEEDS AND OTHER EXPENSES

10.1	All and any expenses and actual expenditure relating hereto, including but not limited to legal fees, costs, stamp taxes and any other taxes and charges, shall be equally shared by both parties hereto.

11.	FORCE MAJEURE

11.1	In the case that the performance hereof is delayed or impeded by any force majeure, the affected party may only be exempted from any obligations hereunder only for such affected part. Force majeure means any events that are beyond the reasonable control of a party and are inevitable after the affected party paying reasonable attention, including but not limited to government actions, natural forces, fire disasters, explosion, geographical changes, storms, floods, earthquake, tides, lighting, or war. The credit, fund or finance insufficiency, however, may not be deemed as issues that are beyond the reasonable control of a party. The party affected by such force majeure and seeks for the exemption from any performance hereunder shall notify another party of such issues as soon as possible and shall inform such party of its actions to be taken.

11.2	The affected party does not have to undertake any liabilities hereunder, provided however that the party seeking for the exemption will be exempted from such liabilities to the extent of affected performance only when the affected party tries its best to perform this Agreement. Once the reason for exemption is rectified or remedied, parties hereto agree to try their best to resume the performance hereunder.

12.	GOVERNING LAWS AND DISPUTE SETTLEMENT

12.1	The execution, validity, performance and interpretation, as well as the settlement of dispute shall be interpreted by laws of the People’s Republic of China.

12.2	Any dispute over the interpretation and performance of any clauses hereunder shall be settled by parties hereto through friendly negotiation. If such negotiation fails, any party may bring relevant dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with existing arbitration rules by then. The arbitration shall be made in Beijing and the arbitration language shall be Chinese. The rule of arbitration is final, having binding force upon parties hereto.

12.3	Save as issue being disputed over, parties hereto shall continue their obligations hereunder in line with the principle of good will.

13.	NOTICE

The notice issued by parties hereto for the performance of rights and obligations hereunder shall be in writing and served to the following addresses in the forms of courier, registered mail, postage pre-paid mail, recognized courier services, or fax.
Party A: NetQin (Beijing) Mobile Inc. (“NetQin Mobile”)
Address: Room 1238-1, Unit B, Bldg 1, Dongbeiwang Incubator, Beijing Zhongguanchun Software Park,
Haidian District, Beijing
Fax:
Telephone number:
Recipient:
Party B: Lin Yu
Postgraduate, enrolled in 1998, Address: No. 10, Xitucheng Rd, Haidian District, Beijing
Fax: (8610) 85655518
Telephone number: (8610) 85655555-777
Recipient:
Zhou Xu
Address: Room 1601, Building 1, No.48 , North Huayuan Road, Haidian District, Beijing, China
Fax: (8610) 85655518
Telephone number: (8610) 85655555-777
Recipient:
Shi Wenyong
Address: Teaching Staff Dormitory, No. 5, Yiheyuan Road, Haidian District, Beijing
Fax: (8610) 85655518
Telephone number: (8610) 85655555-777
Recipient:
14.	ATTACHMENT

Attachments listed hereto are an integral part hereof.

15.	WAIVER

Non-exercise or delayed exercise of any rights, remedies, authorities or privileges by Party A shall not be deemed as waiver to such rights, remedies, authorities or privileges and the separate or partial exercise of such rights, remedies, authorities or privileges by Party A shall not exclude the exercise of any other rights, remedies, authorities or privileges. The rights, remedies, authorities and privileges prescribed herein are accumulative and will not exclude the application of any other rights, remedies, authorities and privileges stipulated by any laws.

16.	MISCELLANEOUS

16.1	Any amendment, supplement or change of the agreement hereto shall be made in writing and becomes effective after parties hereto sign and seal.

16.2	Parties hereto confirm that this Agreement is a fair and reasonable agreement reached by parties hereto on the basis of equality and reciprocity. Where any clauses hereof conflict with relevant laws and become invalid or cannot be forcibly performed, only such part is invalid or is without force within the jurisdiction of relevant laws and will not affect the legal force of other clauses.

16.3	This Agreement is made in quadruplicate in Chinese.
(There is no text below)

[No text in this page, which is the endorsement page of the Equity Disposal Agreement]

Party A: NetQin Mobile (Beijing) Technology Co., Ltd. (Company Seal) Authorized Representative:
/s/ Lin Yu
Lin Yu

Party B: Lin Yu
/s/ Lin Yu

Zhou Xu
/s/ Zhou Xu

Shi Wenyong
/s/ Shi Wenyong

Attachment:
1.	List of NetQin Technology’s Shareholders

2.	Contribution Certificate of NetQin Technology’s Shareholders

List of NetQin Technology’s Shareholders
[August 6th, 2007]

			Contribution			No. of
			Amount	Contribution	Contribution	Contribution
Name	Address	Contribution Method	(RMB)	Percentage	Date	Certificate	Remarks
Lin Yu	Postgraduate, enrolled in 1998, Address: No. 10, Xitucheng Rd, Haidian District, Beijing	Intellectual property rights and cash	5.2 million	52%	April 24th, 2007	01	The equities were pledged to NetQin Mobile (Beijing) Technology Co., Ltd on August 6th, 2007
Zhou Xu	Room 1601, Building 1, No.48 , North Huayuan Road, Haidian District, Beijing, China	Cash	3.325 million	33.25%	April 24th, 2007	02-	The equities were pledged to NetQin Mobile (Beijing) Technology Co., Ltd on August 6th, 2007
Shi Wenyong	Teaching Staff Dormitory, No. 5, Yiheyuan Road, Haidian District, Beijing	Cash	1.475 million	147.5%	April 24th, 2007	03	The equities were pledged to NetQin Mobile (Beijing) Technology Co., Ltd on August 6th, 2007

Company: Beijing NetQin Technology Co., Ltd. (Seal) Legal Representative: Lin Yu
/s/ Lin Yu
Date: August 6, 2007

Contribution Certificate of NetQin Technology’s Shareholders
(No. 01)
          Beijing NetQin Technology Co., Ltd. (the “Company”) was founded on October 21st, 2005 and registered in Haidian Branch of Beijing Administration for Industry and Commerce, with the registration number: 110108008992276. Currently, the registered capital of the Company is RMB 10 million.
          Li Yu, a shareholder of the Company, has paid his contribution at RMB 5.2 million on April 24th, 2007. The Company hereby gives this certificate for evidence.

/s/ Lin Yu

Lin Yu
Beijing NetQin Technology Co., Ltd.
(Company Seal)
August 6th, 2007

Contribution Certificate of NetQin Technology’s Shareholders
(No. 02)
          Beijing NetQin Technology Co., Ltd. (the “Company”) was founded on October 21st, 2005 and registered in Haidian Branch of Beijing Administration for Industry and Commerce, with the registration number: 110108008992276. Currently, the registered capital of the Company is RMB 10 million.
          Zhou Xu, a shareholder of the Company, has paid his contribution at RMB 3.325 million on April 24th, 2007. The Company hereby gives this certificate for evidence.
Beijing NetQin Technology Co., Ltd. (Company Seal)
August 6th, 2007

Contribution Certificate of NetQin Technology’s Shareholders
(No. 03)
          Beijing NetQin Technology Co., Ltd. (the “Company”) was founded on October 21st, 2005 and registered in Haidian Branch of Beijing Administration for Industry and Commerce, with the registration number: 110108008992276. Currently, the registered capital of the Company is RMB 10 million.
          Shi Wenyong, a shareholder of the Company, has paid his contribution at RMB 1.475 million on April 24th, 2007. The Company hereby gives this certificate for evidence.

/s/ Lin Yu

Lin Yu
Beijing NetQin Technology Co., Ltd. (Company Seal)
August 6th, 2007

Supplemental Agreement to the Equity Interest Pledge Agreement
     This supplemental agreement (the “Supplemental Agreement”) is entered into and executed by the following parties (the “Parties”) on December 15, 2007 in Beijing, China.
Party A: NetQin Mobile (Beijing) Technology Co., Ltd.
Address: Room 1238-1, Unit B, Bldg 1, Dongbeiwang Incubator, Beijing Zhongguanchun Software Park,
Haidian District, Beijing
Party B:
Lin Yu, ID number: 352124197612060013
Postgraduate, enrolled in 1998,
Address: No. 10, Xitucheng Rd, Haidian District, Beijing
Zhou Xu, ID number: 110104690310301
Address: Room 1601, Building 1, No.48 , North Huayuan Road, Haidian District, Beijing, China
Shi Wenyong, ID number: 352124197711280513
Address: Teaching Staff Dormitory, No. 5, Yiheyuan Road, Haidian District, Beijing
Wheareas:
1.	The Parties executed an Equity Interest Pledge Agreement (the “Original Agreement”) on August 6th, 2007 in Beijing, China, under which pledgers pledge all of their equities in NetQin Technology to Party A, as a guarantee for Party A’s rights and interest under agreements.

2.	Party A is an existing wholly foreign-owned enterprise lawfully registered within the People’s Republic of China;

3.	Beijing NetQin Technology Co., Ltd. (hereinafter referred to as “NetQin Technology”) is a liability limited company registered within China;

4	Party B are shareholders of NetQin Technology (hereinafter referred to as “pledgers”), in which Lin Yu holds 52% equities, Zhou Xu 33.25%, and Shi Wenyong 14.7%;

5.	Both Party A and Party B have executed an exclusive consulting services agreement, an equity disposition agreement, and a business operation agreement with NetQin Technology on June 5th, 2007;

6.	In order to ensure that Party A can regularly collect service fees under the exclusive consulting services agreement from NetQin Technology owned by Party B, and ensure the performance of the equity disposition agreement and business operation agreement, the pledgers, jointly and severally, pledge all their equity interests in NetQin Technology as the pledge guarantee for aforesaid agreements, with Party A as the pledgee.

Therefore, both parties hereto after friendly negotiation reached the following agreement for mutual observation in line with the principles of equality and reciprocity:
1.	The Parties hereby agree that, to the extent of practicable and in accordance with laws and regulations, each of they will apply for pledge registration in relevant government authorities. All parties shall cooperate and assist each other, including without limitation to executing necessary documents, in order to make sure the equity pledges are all legally and effective.

2.	Party A and Party B shall share the cost and expense of applying equity interest pledge registration, at 50% to 50%.

3.	The other provisions in the Original Agreement shall remain effective.

4.	If either party breaches this Supplemental Agreement and causes losses of the non-breaching party, the breaching party shall compensate the actual losses of the non-breaching party.

5.	This Supplemental Agreement shall become effective upon signing.

6.	This Agreement is made in quadruplicate in Chinese.

[No text in this page, which is the endorsement page of the Supplemental Agreement]

Party A: NetQin Mobile (Beijing) Technology Co., Ltd. (Company Seal) Authorized Representative:

/s/ Lin Yu
Lin Yu

Party B: Lin Yu
/s/ Lin Yu

Zhou Xu
/s/ Zhou Xu

Shi Wenyong
/s/ Shi Wenyong